As filed with the Securities and Exchange Commission on September 9, 1998
SEC Registration No. 33-42425

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933 (SEC NO. 33-42425)

HAUSER, INC.
(formerly  Hauser Chemical Research, Inc.)
(Exact name of registrant as specified in its charter)

Colorado                                 84-0926801
(State or other jurisdiction of         (I.R.S. Identification
incorporation or organization)           Number)

5555 Airport Boulevard, Boulder, Colorado          80301
(Address of Principal executive offices)          (Zip Code)

HAUSER, INC.
1987 NON-STATUTORY STOCK OPTION PLAN
(Full title of the plan)

David I. Rosenthal
Chief Financial Officer
HAUSER, INC.
5555 Airport Boulevard
Boulder, CO 80301
(303) 443-4662
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to
Laurie P. Glasscock, Esq.
Chrisman, Bynum & Johnson, P.C.
1900 Fifteenth Street
Boulder, CO  80302
(303) 546-1300

CALCULATION OF REGISTRATION FEE

                                     Proposed maximum    Proposed maximum
Title of securities   Amount to be   offering price      aggregate offering     Amount of
to be registered      registered     per share <F1>      price <F1>             registration fee
Common Stock
(No Par Value)        500,000        $3.6250             $1,812,500             $534.69

<F1> Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule
457(c) using the last sale price for the Registrant's Common Stock as quoted on the NASDAQ National
Market System on September 8, 1998

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The shares registered hereunder are in addition to the 718,720 shares of the Registrant's Common Stock to be issued pursuant to the Hauser, Inc. 1987 Non-Qualified Stock Option Plan were registered under Registration Statement No. 33-42425 on Form S-8 and Amendment No. 1 to Form S-8, the contents of which are incorporated herein by reference.

Item 8.  Exhibits

Exhibit No.  Description of Exhibit
4.3          1987 Non-Statutory Stock Option plan, as amended
5.1          Opinion of Chrisman, Bynum & Johnson, P.C.
23.1         Consent of Chrisman, Bynum & Johnson, P.C.
             (included in Exhibit 5.1)
23.2         Independent Auditors' Consent

Item 9.  Undertakings

A. Post-Effective Amendments

The undersigned Registrant hereby undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement;

iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a(1)9i) and (a)(1)(ii) of this section will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Claims for Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boulder, State of Colorado on September 8, 1998.

HAUSER, INC.


By: /s/ David I. Rosenthal, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                    Title                                     Date
/s/Dean P. Stull             Chief Executive Officer                   September 8, 1998
                             (Principal Executive Officer,
                              and Director)
/s/David I. Rosenthal        Chief Financial Officer and Treasurer     September 8, 1998
                             (Principal Accounting Officer)
/s/Randall J. Daughenbaugh   Executive Vice President and Director     September 8, 1998
/s/William E. Coleman        Director                                  September 8, 1998
/s/Stanley J. Cristol        Director                                  September 8, 1998
/s/Bert M. Tolbert           Director                                  September 8, 1998
/s/Beverly  J. Haddon        Director                                  September 8, 1998
/s/Robert F. Saydah          Director                                  September 8, 1998

EXHIBIT INDEX

Exhibit No.     Description of Exhibit
4.1             1987 Non-Statutory Stock Option Plan, as
                amended (incorporated herein by reference to Exhibit filed with Definitive Proxy Statement for the period ended 4/30/97, filed with the Securities and Exchange Commission on
                August 28 1997.
5.1             Opinion of Chrisman, Bynum & Johnson, P.C.
23.1            Consent of Chrisman, Bynum & Johnson, P.C.<F1>
23.2            Independent Auditors' Consent

[FN]
<F1> Included in Exhibit 5.1